WaMu Mortgage Pass-Through Certificates

Series 2006-AR4 Marketing Materials

One-Year MTA and COFI Indexed Option ARMS

$ [867,140,200] (Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

WaMu Capital Corp.,
A Washington Mutual, Inc. Company

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series 2006-AR4 free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior preliminary term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WaMu Series 2006-AR4 free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR 2006-AR4 free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS APRIL 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

   Date Prepared: April [05], 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR4

$[867,140,200] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type	Expected Ratings S&P / Moody’s
1A-1A	$ 423,741,000	3.11/3.39	1-99/1-480	Variable (3)	Senior	AAA/Aaa
1A-1B	$ 141,247,000	3.11/3.39	1-99/1-480	Variable (3)	Senior Mezz	AAA/Aaa
1A-1C1	$ 62,479,000	0.80/0.80	1-20/1-20	Variable (3)	Junior Mezz	AAA/Aaa
1A-1C2	$ 43,287,000	2.51/2.51	20-43/20-43	Variable (3)	Junior Mezz	AAA/Aaa
1A-1C3	$ 55,758,000	6.16/6.97	43-99/43-480	Variable (3)	Junior Mezz	AAA/Aaa
2A-1A	$ 81,104,000	3.06/3.32	1-99/1-480	Variable (3)	Senior	AAA/Aaa
R	$ 100	N/A	N/A	[4.009369]%	Senior/Residual	AAA/Aaa
PPP	$ 100	N/A	N/A	[4.009369]%(4)	Prepayment Penalty	AAA/Aaa
1X-1A (4)	$ 692,885,262	N/A	N/A	Variable (5)	Senior IO/PO	AAA/Aaa
1X-1B (4)	$ 106,358,267	N/A	N/A	Variable (5)	Senior IO/PO	AAA/Aaa
2X (4)	$ 89,224,470	N/A	N/A	Variable (5)	Senior IO/PO	AAA/Aaa
B-1	$ 18,658,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	AA+ / Aa1
B-2	$ 13,327,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	AA / Aa2
B-3	$ 5,330,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	AA- / Aa2
B-4	$ 5,775,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	A+ / Aa3
B-5	$ 3,998,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	A / Aa3
B-6	$ 3,553,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	A- / A1
B-7	$ 3,553,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	BBB+ / A2
B-8	$ 2,221,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	BBB / A2
B-9	$ 3,109,000	5.62/6.28	1-99/1-480	Variable (6)	Subordinate	BBB- / A3
B-10	$ 5,335,000	Privately Offered Certificates			Subordinate	BB+ / Baa2
B-11	$ 4,442,000				Subordinate	BB / Baa3
B-12	$ 2,221,000				Subordinate	BB- / Ba1
B-13	$ 2,665,000				Subordinate	B /B2
B-14	$ 6,664,800				Subordinate	NR / NR

Total:

$ 867,140,200

(1)     Distributions on the Class 1A-1A, Class 1A-1B, Class 1A-1C1, Class 1A-1C2, Class 1A-1C3, Class 1X-1A, Class 1X-1B, Class PPP and Class R Certificates will be derived primarily from a pool of adjustable-rate mortgage loans indexed off of One-Year MTA (as defined herein) (the “Group 1 Mortgage Loans”).  Distributions on the Class 2A-1A and Class 2X Certificates will be derived primarily from a pool of adjustable rate mortgage loans indexed off of COFI (as defined herein) (the “Group 2 Mortgage Loans”).  Distributions on the Subordinate Certificates will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Class 1X-1A Certificates will be derived primarily from Group 1 Mortgage Loans that have been originated within 60 months of the Cut-off Date (the “Subgroup 1-A Mortgage Loans”). Distributions on the Class 1X-1B Certificates will be derived primarily from Group 1 Mortgage Loans that have been originated more than 60 months before the Cut-off Date (the “Subgroup 1-B Mortgage Loans”). Amounts otherwise available for distribution as interest to the Class 1X-1A, Class 1X-1B and Class 2X Certificates may instead be used to pay Carryover Shortfall Amounts to the Class 1A-1C1, Class 1A-1C2, Class 1A-1C3 and Subordinate Certificates. Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Class 1A-1A, Class 1A-1B, Class 1A-1C1, Class 1A-1C2, Class 1A-1C3, Class 2A-1A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A-1A and Class 1A-1B Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap (as defined herein) for the Group 1 Mortgage Loans.  On each Distribution Date, the certificate interest rate for the Class 1A-1C1, Class 1A-1C2 and Class 1A-1C3 Certificates will be equal to the least of (i) the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (in each case, the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for the Group 1 Mortgage Loans and  (iii) the Net Life Cap (as defined herein) for the Group 1 Mortgage Loans. On each Distribution Date, the certificate interest rate for the Class 2A-1A Certificates will be equal to the lesser of (i) COFI plus the related margin and (ii) the Net WAC Cap for the Group 2 Mortgage Loans.

(4)     The Class PPP Certificates will receive $100 of principal on the Distribution Date in April 2010, as well as monthly interest on that amount at its certificate interest rate. The Class PPP Certificates will also have a notional balance, the “Class PPP Notional Amount,” which will equal the aggregate principal balance of all the Group 1 Mortgage Loans as of the Cut-Off Date. However, the Class PPP Certificates will not accrue interest on that notional balance. The Class PPP Certificates will be entitled to receive all prepayment penalty payments from the Group 1 Mortgage Loans remitted to the Trust with respect to voluntary full prepayments, as described herein. See “The Class PPP Certificates” herein.

(5)     Each class of the Class X Certificates will consist of an interest only component (each, a “Class X IO Component”) and a principal only component (each, a “Class X PO Component”).  See the Free Writing Prospectus for the Offered Certificates (as defined herein) for a description of the amount of interest available for distribution to the Class X Certificates on each Distribution Date. Each Class X PO Component will have an initial principal balance equal to zero which will thereafter be increased to the extent of any Net Negative Amortization allocated to such class, as described herein.  In addition, the Class 2X Certificates will be entitled to receive all prepayment penalty payments from the Group 2 Mortgage Loans remitted to the Trust with respect to voluntary full prepayments.

(6)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Class B Weighted Average Pass-Through Rate (as defined herein) and  (iii) the Maximum Class B Rate (as defined herein).

Transaction Summary:

Issuing Entity:  WaMu Mortgage Pass-Through Certificates Series 2006-AR4 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”)

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Sole Manager:  WaMu Capital Corp.

Trustee:  Deutsche Bank National Trust Company

Rating Agencies:  It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described on page 2 of this Preliminary Term Sheet.

Cut-off Date:  April 1, 2006

Expected Pricing Date:  On or about April [6], 2006

Closing Date:  On or about April [25], 2006

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in May 2006.

Servicing Fee Group 1 Mortgage Loans:  Greater of (i) 0.375% per annum of the principal balance of each Group 1 Mortgage Loan and (ii) the excess, if any, of the gross margin on the mortgage loan over 1.40% per annum of the principal balance of the mortgage loan.

Servicing Fee  Group 2 MortgageLoans:   0.375% per annum of the principal balance of each Group 2 Mortgage Loan.

Certificates:  The “Senior Certificates” will consist of the Class 1A-1A, Class 1A-1B, Class 1A-1C1, Class 1A-1C2 and Class 1A-1C3 Certificates (together, the “Group 1 Certificates”), the Class 2A-1A Certificates (the “Group 2 Certificates”), the Class 1X-1A, Class 1X-1B and Class 2X Certificates (the “Class X Certificates”), the Class PPP Certificates (the “Class PPP Certificates”) and the Class R Certificates.  The Group 1 Certificates and the Group 2 Certificates are collectively known as the “Class A Certificates”. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates (the “Offered Class B Certificates”) and the Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Class A, Class X, Class PPP, Class R and Offered Class B Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration:  The Offered Certificates (excluding Class R) will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class PPP Certificates) will be treated as REMIC regular interests for federal tax income purposes. The Class PPP Certificates and the Class 2X Certificates (in respect of their right to receive certain prepayment penalties) will be treated as stripped interests in the Mortgage Loans for federal income tax purposes.  The Class R Certificate will be treated as a REMIC residual interest for tax purposes.

Accrued Interest:  The price to be paid by investors for the Class 1A-1C1, Class 1A-1C2, Class 1A-1C3 and Subordinate Certificates will not include accrued interest (settling flat).  The price to be paid by investors for the Class 1A-1A, Class 1A-1B, Class 2A-1A and Class X Certificates will include 24 days of accrued interest.

Interest Accrual Period:  The interest accrual period for the Class 1A-1C1, Class 1A-1C2, Class 1A-1C3 and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis).  The interest accrual period for the Class 1A-1A, Class 1A-1B, Class 2A-1A and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

ERISA Eligibility:  The Offered Certificates (other than the Class PPP and Class 2X Certificates) are expected to be ERISA eligible.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.  The Class R, Class PPP and Class 2X Certificates are not expected to be ERISA eligible.

SMMEA Treatment:  The Class A, Class B-1, Class B-2, Class B-3 and Class X Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  The terms of the transaction allow for a termination of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Compensating Interest:  Compensating interest paid by the Servicer with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans:  As of April 1, 2006, the aggregate principal balance of the mortgage loans described herein (the “Mortgage Loans”) is approximately $[888,468,000]. As of April 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is approximately $[799,243,529] and $[89,224,470], respectively. As of April 1, 2006, the aggregate principal balance of the Subgroup 1-A Mortgage Loans and the Subgroup 1-B Mortgage Loans is approximately $[692,885,262] and $[106,358,267], respectively.  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of 1, 2, 3 or 12 months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (“One-Year MTA”) in the case of the Group 1 Mortgage Loans, and based upon an Index rate of the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco (“COFI”) in the case of the Group 2 Mortgage Loans. After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  As of the Cut-off Date, [22.86%] of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and, after an initial fixed rate period of 1, 2, 3 or 12 months, is adjusted on approximately the same date annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase or decrease by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 125%) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”).  The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the mortgage loans as of the Cut-off Date is expected to be approximately $ [888,468,000], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Class PPP and Class 2X Certificates:  All prepayment penalty payments remitted to the Trust with respect to voluntary full prepayments (each an “Assigned Prepayment Penalty”) on the Group 1 Mortgage Loans and the Group 2 Mortgage Loans will be distributed to the holders of the Class PPP Certificates and the Class 2X Certificates, respectively. The holders of the Class PPP and Class 2X Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the Servicer as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. Notwithstanding the foregoing, no penalties are imposed (i) in some cases where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases where the mortgagor refinances the mortgage loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term, or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization. In addition, under certain circumstances, set forth in the pooling agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by the Servicer, and if waived in accordance with the terms of the pooling agreement the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the Class PPP and Class 2X Certificates.  However, if the Servicer waives an Assigned Prepayment Penalty other than in accordance with the standards set forth in the pooling agreement, the Servicer shall be obligated to pay, or if the related mortgage loan seller breaches its representations and warranties in the mortgage loan purchase agreement with respect to Assigned Prepayment Penalties, the mortgage loan seller shall be obligated to pay, to the Trust an amount equal to the amount of such Assigned Prepayment Penalty, for distribution to the holders of the Class PPP or Class 2X Certificates, as applicable.  Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class PPP and Class 2X Certificates, or decisions by the Servicer with respect to waiver thereof, may have on the performance of such certificates.

As of April 1, 2006, approximately [47.88]% and [3.69]% (by aggregate principal balance) of all the mortgage loans are Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, that impose penalties for early prepayments in full (but do not impose penalties for partial prepayments) received on or before the first anniversary of the origination of the mortgage loan. As of April 1, 2006, approximately [7.16]% and [1.14]% (by aggregate principal balance) of all the mortgage loans are Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, that impose penalties for early prepayments in full (but do not impose penalties for partial prepayments) received on or before the third anniversary of the origination of the mortgage loan.  As of April 1, 2006, approximately [0.68]% and [0.99]% (by aggregate principal balance) of all the mortgage loans are Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, that impose penalties for early prepayments in full, and for partial prepayments in the event that aggregate partial prepayments made during a 12-month period exceed 20% of the original principal balance. Those prepayment penalties are in effect for 30 months after the origination of those mortgage loans. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

As of April 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, the amount of such prepayment penalty is 2.0% of the original loan amount.

As of April 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within three years from origination of the mortgage loan, the amount of such prepayment penalty is (i) 3.0% of the original loan amount for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, (ii) 2.0% of the original loan amount for voluntary full prepayments received after the first anniversary of the origination of the mortgage loan but on or before the second anniversary of the origination of the mortgage loan and (iii) 1.0% of the original loan amount for voluntary full prepayments received after the second anniversary of the origination of the mortgage loan but on or before the third anniversary of the origination of the mortgage loan.

As of April 1, 2006, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within 30 months from origination of the mortgage loan, the amount of such prepayment penalty is 2.0% of the original loan amount.

Credit Enhancement:  Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.  Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially [9.10]% total subordination.

Shifting Interest:  Until the first Distribution Date occurring after April 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of negative amortization) (unless the Class A and the Class X PO Components are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the Free Writing Prospectus for the Offered Certificates), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of negative amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
May 2006 – April 2016	0% Pro Rata Share
May 2016 – April 2017	30% Pro Rata Share
May 2017 – April 2018	40% Pro Rata Share
May 2018 – April 2019	60% Pro Rata Share
May 2019 – April 2020	80% Pro Rata Share
May 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the prospectus supplement), (i) prior to the Distribution Date in May 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of negative amortization) or (ii) on or after the Distribution Date in May 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of negative amortization).

In the event the current aggregate principal balance of the Class A Certificates and the Class X PO Components, divided by the aggregate principal balance of the Class A Certificates, the Class X PO Components, and the Subordinate Certificates (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the Class A Certificates and the Class X PO Components will receive all Payoffs and Curtailments (net of negative amortization) for the Mortgage Loans.

Net Mortgage Rate:  The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate.

Net WAC Cap:  The “Net WAC Cap” for each of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans.

Adjusted Net WAC Cap:   The “Adjusted Net WAC Cap” for each of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an actual/360 basis.

Net Life Cap:  The “Net Life Cap” is the Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net Mortgage Rate for each mortgage loan, the lifetime maximum mortgage rate for such mortgage loan will be substituted for the per annum mortgage rate for such mortgage loan.

Class B Weighted Average Pass-Through Rate:  The “Class B Weighted Average Pass-Through Rate” is the weighted average (weighted according to the Class B component balance for each loan group) of the Adjusted Net WAC Cap for each of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

Maxiumum Class B Rate:  The “Maxiumum Class B Rate” is the Class B Weighted Average Pass-Through Rate modified as follows:  for purposes of calculating the Net Mortgage Rate for each mortgage loan, the lifetime maximum mortgage rate for such mortgage loan will be substituted for the per annum mortgage rate for such mortgage loan.

Carryover Shortfall Amount:  If, on any Distribution Date, LIBOR plus the related margin for the Class 1A-1C1,  Class 1A-1C2, Class 1A-1C3 and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such Class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such Class and (2) the Net Life Cap over (b) interest accrued on such Class at the applicable Adjusted Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such Class without giving effect to the Adjusted Net WAC Cap) (together, the “Carryover Shortfall Amount”).  Carryover Shortfall Amounts will be paid, pro rata, to the Class 1A-1C1, Class 1A-1C2 and Class 1A-1C3 Certificates, first, from interest otherwise distributable to the Class 1X-1A and Class 1X-1B Certificates (after the reduction due to Net Negative Amortization allocated to those Class X Certificates) and, second, from interest otherwise distributable to the Class 2X Certificates (after the reduction due to Net Negative Amortization allocated to those Class X Certificates). Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class X Certificates (after the reduction due to Net Negative Amortization allocated to the Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A-1C1,  Class 1A-1C2 and Class 1A-1C3 Certificates).

Adjusted Cap Rate:   The "Adjusted Cap Rate" for any Distribution Date and any class of Class A Certificates equals (x) the applicable Net WAC Cap less (y) a per annum rate equal to: (i) the product of (a) the Net Negative Amortization for the related Mortgage Loans and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date, adjusted, in the case of the Class 1A-1C1, Class 1A-1C2 and Class 1A-1C3 Certificates, on an actual/360 basis.

The "Adjusted Cap Rate" for any Distribution Date and any class of Subordinate Certificates equals the Class B Weighted Average Pass-Through Rate, computed for this purpose by (i) reducing each applicable Net WAC Cap by a per annum rate equal to: (i) the product of (a) the Net Negative Amortization for the related Mortgage Loans and (b) 12, divided by (ii) the aggregate principal balance of the related Mortgage Loans as of the first day of the month prior to such Distribution Date.

Negative Amortization:  The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization:  The “Net Negative Amortization” for all the Mortgage Loans and for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is the excess, if any, of (a) the aggregate amount of negative amortization with respect to the related Mortgage Loans over (b) the aggregate amount of Payoffs and Curtailments with respect to the related Mortgage Loans. The amount of current interest on the Certificates will be reduced by the amount Net Negative Amortization, and the amount of such reduction for each class of Certificates will be added to the principal balance of such class of Certificates.

For any Distribution Date, Net Negative Amortization will generally first be allocated to the Class X Certificates in reduction of current interest, and thereafter any remaining Net Negative Amortization to the other Certificates in proportion to the excess, if any, for each such class of (i) the current interest accrued at the applicable certificate interest rate for such class, over (ii) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the related Adjusted Cap Rate for such class and Distribution Date. See the Free Writing Prospectus for the Offered Certificates for a description of the exact order and priority for allocating Net Negative Amortization to the Certificates.

Allocation of Realized Losses:  Any realized losses on the Mortgage Loans in a Loan Group will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Mortgage Loans to the related Class A Certificates and Class X PO Components, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero;

provided, however, that the realized losses allocated to the Group 1 Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                 first, to the Class 1A-1C1, Class A-1C2 and Class A-1C3 Certificates, pro rata, until their respective certificate principal balances are reduced to zero,

(b)                 second, to the Class 1A-1B Certificates until their certificate principal balance is reduced to zero, and

(c)                 third to the Class 1A-1A Certificates until their certificate principal balance is reduced to zero;

provided, further, that the realized losses allocated to the Group 2 Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                 first, to the Class 1A-1C1, Class A-1C2 and Class A-1C3 Certificates, pro rata, until their respective certificate principal balances are reduced to zero, and

(b)                 second, to the Class 2A-1A Certificates until their certificate principal balance is reduced to zero.

Cross-Collateralization:  In some limited circumstances, principal and interest collected from the Group 1 Mortgage Loans may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to loan group 2. Likewise, in some limited circumstances, principal and interest collected from Group 2 Mortgage Loans may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to loan group 1. See the Free Writing Prospectus for the Offered Certificates.

Certificates Priority of Distributions:  Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)       to the Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class X Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2)       From the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates and, on the Distribution Date in April 2010, to the  Class PPP Certificates, until their respective principal balances are reduced to zero;

(b)  second, to the Class 1A-1A, Class 1A-1B, Class 1A-1C1, Class 1A-1C2 and Class 1A-1C3 Certificates, concurrently, pro rata according to principal balance (or, with respect to clause (b)(iii), aggregate principal balance), as follows;

(i)  to the Class 1A-1A Certificates until their principal balance is reduced to zero;

(ii)  to the Class 1A-1B Certificates until their principal balance is reduced to zero; and

(iii)  to the Class 1A-1C1, Class 1A-1C2 and Class 1A-1C3 Certificates, sequentially, until their respective principal balances are reduced to zero; and

(c)  third, to the Class 1X-1A and Class 1X-1B Certificates, pro rata, until their respective principal balances are reduced to zero;

3)       From the Group 2 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class 2A-1A Certificates, until their principal balance is reduced to zero; and

(b)  second, to the Class 2X Certificates, until their principal balance is reduced to zero;

4)       to the Class 1A-1C1, Class 1A-1C2 and Class 1A-1C3 Certificates, pro rata, their Carryover Shortfall Amounts, first, from interest otherwise distributable to the Class 1X-1A and Class 1X-1B Certificates and, second, from interest otherwise distributable to the Class 2X Certificates (in each case, after the reduction due to Net Negative Amortization allocated to those Class X Certificates);

5)       to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

6)       to the Class B-1 Certificates, principal allocable to such Class;

7)       to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

8)       to the Class B-2 Certificates, principal allocable to such Class;

9)       to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

10)   to the Class B-3 Certificates, principal allocable to such Class;

11)   to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

12)   to the Class B-4 Certificates, principal allocable to such Class;

13)   to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

14)   to the Class B-5 Certificates, principal allocable to such Class;

15)   to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

16)   to the Class B-6 Certificates, principal allocable to such Class;

17)   to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

18)   to the Class B-7 Certificates, principal allocable to such Class;

19)   to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

20)   to the Class B-8 Certificates, principal allocable to such Class;

21)   to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

22)   to the Class B-9 Certificates, principal allocable to such Class;

23)   to the Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest at the related certificate interest rate;

24)   to the Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, principal allocable to such Classes;

25)   to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from remaining interest otherwise distributable to the Class 1X-1A, Class 1X-1B and Class 2X Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 1A-1C1,  Class 1A-1C2 and Class 1A-1C3 Certificates); and

26)   to the Class R Certificate, any remaining amount.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR4
Mortgage Loans
Preliminary Collateral Information As of 04/01/06

TOTAL CURRENT BALANCE	$888,468,000
TOTAL ORIGINAL BALANCE	$909,573,616

NUMBER OF LOANS	1,547

			Minimum		Maximum
AVG CURRENT BALANCE	$574,317		$14,642		$2,937,993
AVG ORIGINAL BALANCE	$587,960		$26,400		$2,944,500

WAVG GROSS COUPON	5.58%		1.23%		9.63%
WAVG GROSS MARGIN	2.93%		1.80%		5.74%
WAVG MAX INT RATE	10.40%		9.70%		13.09%

WAVG CURRENT LTV	67.49%		2.22%		95.35%

WAVG FICO SCORE	722		552		817

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	121%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	384	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	374	Month(s)	289	Month(s)	480	Month(s)
WAVG SEASONING	10	Month(s)	0	Month(s)	71	Month(s)

NZ WAVG PREPAY TERM	16	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(70.62%),FL(5.34%),NY(4.50%)
MAXIMUM CA ZIPCODE	0.81%

FIRST PAY DATE			June 1,2000		May 1,2006

RATE CHANGE DATE			May 1,2006		May 1,2006

MATURITY DATE			May 1,2030		April 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	219	$89,224,470.91	10.04%
Monthly MTA	1,328	799,243,529.49	89.96
Total	1,547	$888,468,000.40	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	32	$2,190,485.41	0.25%
100,001—200,000	94	14,342,895.63	1.61
200,001—300,000	146	36,211,175.89	4.08
300,001—400,000	122	43,016,598.86	4.84
400,001—500,000	338	154,261,946.92	17.36
500,001—600,000	264	145,109,235.34	16.33
600,001—700,000	173	112,858,371.19	12.70
700,001—800,000	105	78,591,629.89	8.85
800,001—900,000	68	58,144,204.02	6.54
900,001—1,000,000	97	93,911,835.17	10.57
1,000,001—1,100,000	18	18,722,941.32	2.11
1,100,001—1,200,000	22	25,516,831.45	2.87
1,200,001—1,300,000	15	18,712,644.37	2.11
1,300,001—1,400,000	17	23,128,340.38	2.60
1,400,001—1,500,000	13	19,002,134.89	2.14
1,500,001—1,600,000	5	7,769,110.95	0.87
1,600,001—1,700,000	2	3,279,661.53	0.37
1,700,001—1,800,000	3	5,265,031.79	0.59
1,800,001—1,900,000	1	1,900,000.00	0.21
1,900,001—2,000,000	5	9,743,156.57	1.10
2,000,001—2,100,000	1	2,007,896.47	0.23
2,200,001—2,300,000	2	4,449,807.41	0.50
2,400,001—2,500,000	3	7,394,072.45	0.83
2,500,001 >=	1	2,937,992.50	0.33
Total	1,547	$888,468,000.40	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 4.000	276	$203,120,463.69	22.86%
5.251—5.500	1	629,704.50	0.07
5.501—5.750	5	1,387,965.38	0.16
5.751—6.000	36	15,817,466.30	1.78
6.001 >=	1,229	667,512,400.53	75.13
Total	1,547	$888,468,000.40	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	9	$3,871,605.42	0.44%
2.001—2.250	67	26,191,475.87	2.95
2.251—2.500	275	163,542,007.97	18.41
2.501—2.750	411	261,629,475.83	29.45
2.751—3.000	438	255,582,969.51	28.77
3.001—3.250	39	17,266,866.28	1.94
3.251—3.500	68	27,676,547.11	3.12
3.501—3.750	45	25,620,163.35	2.88
3.751—4.000	52	29,201,607.18	3.29
4.001 >=	143	77,885,281.88	8.77
Total	1,547	$888,468,000.40	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	1	$562,569.90	0.06%
9.751—10.000	724	425,841,217.81	47.93
10.001—10.250	279	173,610,725.82	19.54
10.251—10.500	58	21,665,859.43	2.44
10.501—10.750	79	35,166,695.13	3.96
10.751—11.000	66	37,547,068.08	4.23
11.001 >=	340	194,073,864.23	21.84
Total	1,547	$888,468,000.40	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,271	$708,725,672.71	79.77%
480	276	179,742,327.69	20.23
Total	1,547	$888,468,000.40	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	329	$213,414,774.05	24.02%
125	1,218	675,053,226.35	75.98
Total	1,547	$888,468,000.40	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
281—290	61	$33,751,171.11	3.80%
291—300	124	67,607,723.58	7.61
311—320	2	560,790.87	0.06
331—340	14	3,387,278.42	0.38
341—350	127	41,819,869.43	4.71
351—360	943	561,598,839.30	63.21
401—410	4	3,116,046.89	0.35
411—420	3	1,883,325.63	0.21
451—460	2	676,334.89	0.08
461—470	8	4,669,344.02	0.53
471—480	259	169,397,276.26	19.07
Total	1,547	$888,468,000.40	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	257	$182,424,439.09	20.53%
1—6	861	517,951,136.36	58.30
7—12	150	48,625,897.04	5.47
13 >=	279	139,466,527.91	15.70
Total	1,547	$888,468,000.40	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$1,716,743.22	0.19%
21—25	7	2,648,087.50	0.30
26—30	11	8,130,214.92	0.92
31—35	15	12,404,821.05	1.40
36—40	28	20,594,734.66	2.32
41—45	41	30,604,463.26	3.44
46—50	48	29,844,546.83	3.36
51—55	62	39,796,753.30	4.48
56—60	81	48,187,797.58	5.42
61—65	147	102,478,226.73	11.53
66—70	241	143,008,671.45	16.10
71—75	296	166,708,140.16	18.76
76—80	371	209,171,705.83	23.54
81—85	177	68,050,249.61	7.66
86—90	6	2,828,721.33	0.32
91—95	6	1,924,257.71	0.22
96—100	2	369,865.26	0.04
Total	1,547	$888,468,000.40	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$499,809.02	0.06%
21—25	2	1,329,967.62	0.15
26—30	8	6,324,910.42	0.71
31—35	13	10,841,090.45	1.22
36—40	24	19,385,254.24	2.18
41—45	35	27,481,863.40	3.09
46—50	41	26,921,575.37	3.03
51—55	58	38,680,911.30	4.35
56—60	75	42,655,283.54	4.80
61—65	166	109,647,049.37	12.34
66—70	247	146,094,221.90	16.44
71—75	345	188,959,019.40	21.27
76—80	517	264,060,057.76	29.72
81—85	1	464,142.31	0.05
86—90	7	3,256,157.86	0.37
91—95	7	1,866,686.44	0.21
Total	1,547	$888,468,000.40	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
540—559	2	$456,043.91	0.05%
560—579	3	1,730,148.20	0.19
580—599	26	7,794,597.07	0.88
600—619	26	9,997,276.35	1.13
620—639	46	16,565,256.07	1.86
640—659	88	39,574,820.85	4.45
660—679	133	61,221,408.38	6.89
680—699	238	140,625,865.48	15.83
700—719	197	119,509,885.37	13.45
720—739	242	149,909,185.51	16.87
740—759	204	128,220,098.43	14.43
760—779	181	113,277,602.84	12.75
780—799	134	81,840,126.99	9.21
800 >=	27	17,745,684.95	2.00
Total	1,547	$888,468,000.40	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	290	$138,421,725.10	15.58%
Reduced	1,257	750,046,275.30	84.42
Total	1,547	$888,468,000.40	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	321	$168,979,966.30	19.02%
Owner Occupied	1,143	677,615,318.21	76.27
Second Home	83	41,872,715.89	4.71
Total	1,547	$888,468,000.40	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	95	$48,676,134.48	5.48%
Condo	190	90,267,062.93	10.16
Co-op	7	3,196,579.15	0.36
Single Family	1,253	745,702,924.09	83.93
Townhouse	2	625,299.75	0.07
Total	1,547	$888,468,000.40	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	608	$372,010,457.27	41.87%
Refi—Cash Out	746	391,750,646.29	44.09
Refi—No Cash Out	193	124,706,896.84	14.04
Total	1,547	$888,468,000.40	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	479	$297,837,837.57	33.52%
12	775	458,181,616.25	51.57
30	44	14,884,928.70	1.68
36	167	73,761,575.51	8.30
Expired Prepayment Penalty Term	82	43,802,042.37	4.93
Total	1,547	$888,468,000.40	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	28	$14,987,983.91	1.69%
CA	997	627,465,630.51	70.62
CO	15	7,439,031.22	0.84
CT	12	7,084,676.02	0.80
DC	7	5,165,857.90	0.58
DE	2	601,360.83	0.07
FL	113	47,400,307.87	5.34
GA	5	1,645,701.52	0.19
ID	1	446,523.16	0.05
IL	33	16,645,534.28	1.87
MA	54	20,071,591.83	2.26
MD	22	6,373,228.42	0.72
MI	8	2,809,953.08	0.32
MN	6	2,700,730.55	0.30
MO	1	105,361.89	0.01
NC	3	1,189,877.23	0.13
NH	7	2,278,878.63	0.26
NJ	44	26,037,592.61	2.93
NM	1	337,564.88	0.04
NV	21	10,663,579.87	1.20
NY	70	39,991,761.74	4.50
OH	8	2,073,467.38	0.23
OR	8	3,700,500.71	0.42
PA	6	1,994,397.58	0.22
RI	2	904,669.01	0.10
SC	1	1,192,546.99	0.13
TX	12	4,832,909.56	0.54
UT	3	2,671,071.32	0.30
VA	23	12,729,838.76	1.43
WA	29	16,408,160.82	1.85
WI	5	517,710.32	0.06
Total	1,547	$888,468,000.40	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	835	$552,130,455.51	62.14%
15.00 or less	29	15,619,315.32	1.76
15.01—20.00	32	15,329,095.64	1.73
20.01—25.00	56	25,922,803.62	2.92
25.01—30.00	93	41,504,842.76	4.67
30.01—35.00	104	52,467,107.18	5.91
35.01—40.00	121	59,631,696.87	6.71
40.01—45.00	118	53,562,637.35	6.03
45.01—50.00	89	40,352,961.80	4.54
50.01—55.00	53	22,275,534.15	2.51
55.01—60.00	11	5,667,943.13	0.64
60.01 >=	6	4,003,607.07	0.45
Total	1,547	$888,468,000.40	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.152%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,457	$835,603,544.28	94.05%
60.00 or less	9	6,215,132.66	0.70
60.01—65.00	4	2,718,691.01	0.31
65.01—70.00	4	3,138,187.72	0.35
70.01—75.00	7	5,036,670.14	0.57
75.01—80.00	6	4,624,410.72	0.52
80.01—85.00	8	4,582,596.54	0.52
85.01—90.00	52	26,548,767.33	2.99
Total	1,547	$888,468,000.40	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.80%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR4 Group 1
Mortgage Loans
Preliminary Collateral Information As of 04/01/06

TOTAL CURRENT BALANCE	$799,243,529
TOTAL ORIGINAL BALANCE	$820,519,972

NUMBER OF LOANS	1,328

			Minimum		Maximum
AVG CURRENT BALANCE	$601,840		$14,642		$2,937,993
AVG ORIGINAL BALANCE	$617,861		$27,300		$2,944,500

WAVG GROSS COUPON	5.51%		1.23%		9.63%
WAVG GROSS MARGIN	2.91%		1.80%		5.74%
WAVG MAX INT RATE	10.44%		9.70%		13.09%

WAVG CURRENT LTV	67.21%		2.22%		95.35%

WAVG FICO SCORE	722		562		817

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	121%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	385	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	374	Month(s)	289	Month(s)	480	Month(s)
WAVG SEASONING	11	Month(s)	0	Month(s)	71	Month(s)

NZ WAVG PREPAY TERM	16	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(72.22%),FL(5.44%),NY(4.62%)
MAXIMUM CA ZIPCODE	0.88%

FIRST PAY DATE			June 1,2000		May 1,2006

RATE CHANGE DATE			May 1,2006		May 1,2006

MATURITY DATE			May 1,2030		April 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly MTA	1,328	$799,243,529.49	100.00%
Total	1,328	$799,243,529.49	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	22	$1,497,781.43	0.19%
100,001—200,000	60	9,050,210.93	1.13
200,001—300,000	95	23,701,756.14	2.97
300,001—400,000	86	30,625,345.93	3.83
400,001—500,000	308	140,844,338.06	17.62
500,001—600,000	242	132,877,678.26	16.63
600,001—700,000	160	104,375,739.30	13.06
700,001—800,000	101	75,582,156.07	9.46
800,001—900,000	65	55,589,339.03	6.96
900,001—1,000,000	91	88,145,238.74	11.03
1,000,001—1,100,000	16	16,698,619.99	2.09
1,100,001—1,200,000	21	24,324,284.46	3.04
1,200,001—1,300,000	14	17,452,106.60	2.18
1,300,001—1,400,000	14	19,064,696.28	2.39
1,400,001—1,500,000	10	14,667,508.60	1.84
1,500,001—1,600,000	5	7,769,110.95	0.97
1,600,001—1,700,000	2	3,279,661.53	0.41
1,700,001—1,800,000	3	5,265,031.79	0.66
1,800,001—1,900,000	1	1,900,000.00	0.24
1,900,001—2,000,000	5	9,743,156.57	1.22
2,000,001—2,100,000	1	2,007,896.47	0.25
2,200,001—2,300,000	2	4,449,807.41	0.56
2,400,001—2,500,000	3	7,394,072.45	0.93
2,500,001 >=	1	2,937,992.50	0.37
Total	1,328	$799,243,529.49	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 4.000	271	$199,460,863.69	24.96%
5.501—5.750	2	595,996.01	0.07
5.751—6.000	21	8,994,901.03	1.13
6.001 >=	1,034	590,191,768.76	73.84
Total	1,328	$799,243,529.49	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	9	$3,871,605.42	0.48%
2.001—2.250	65	25,331,803.23	3.17
2.251—2.500	271	161,747,283.29	20.24
2.501—2.750	380	247,429,990.68	30.96
2.751—3.000	333	206,297,920.82	25.81
3.001—3.250	26	12,627,798.23	1.58
3.251—3.500	47	21,102,857.54	2.64
3.501—3.750	36	23,132,493.26	2.89
3.751—4.000	33	23,821,620.12	2.98
4.001 >=	128	73,880,156.90	9.24
Total	1,328	$799,243,529.49	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	1	$562,569.90	0.07%
9.751—10.000	562	354,390,366.84	44.34
10.001—10.250	267	168,013,856.77	21.02
10.251—10.500	48	20,378,565.32	2.55
10.501—10.750	69	32,063,067.51	4.01
10.751—11.000	57	33,856,270.22	4.24
11.001 >=	324	189,978,832.93	23.77
Total	1,328	$799,243,529.49	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,078	$631,382,587.79	79.00%
480	250	167,860,941.70	21.00
Total	1,328	$799,243,529.49	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	296	$199,011,165.96	24.90%
125	1,032	600,232,363.53	75.10
Total	1,328	$799,243,529.49	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
281—290	61	$33,751,171.11	4.22%
291—300	124	67,607,723.58	8.46
311—320	1	446,523.16	0.06
331—340	2	349,577.74	0.04
341—350	83	28,313,141.05	3.54
351—360	807	500,914,451.15	62.67
401—410	4	3,116,046.89	0.39
411—420	3	1,883,325.63	0.24
451—460	1	78,071.23	0.01
461—470	6	3,182,540.66	0.40
471—480	236	159,600,957.29	19.97
Total	1,328	$799,243,529.49	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	252	$178,764,839.09	22.37%
1—6	731	462,781,615.01	57.90
7—12	117	34,031,745.55	4.26
13 >=	228	123,665,329.84	15.47
Total	1,328	$799,243,529.49	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$1,716,743.22	0.21%
21—25	7	2,648,087.50	0.33
26—30	11	8,130,214.92	1.02
31—35	13	11,460,614.41	1.43
36—40	27	20,118,551.86	2.52
41—45	39	29,856,070.68	3.74
46—50	45	28,370,446.54	3.55
51—55	50	34,888,295.39	4.37
56—60	70	44,676,021.48	5.59
61—65	116	87,639,575.96	10.97
66—70	208	131,546,642.41	16.46
71—75	266	155,125,272.32	19.41
76—80	312	183,383,723.80	22.94
81—85	143	54,987,861.23	6.88
86—90	6	2,828,721.33	0.35
91—95	5	1,496,821.18	0.19
96—100	2	369,865.26	0.05
Total	1,328	$799,243,529.49	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$499,809.02	0.06%
21—25	2	1,329,967.62	0.17
26—30	8	6,324,910.42	0.79
31—35	11	9,896,883.81	1.24
36—40	23	18,909,071.44	2.37
41—45	33	26,733,470.82	3.34
46—50	38	25,447,475.08	3.18
51—55	47	33,886,721.10	4.24
56—60	62	38,803,019.24	4.85
61—65	132	94,114,381.03	11.78
66—70	206	129,857,343.34	16.25
71—75	299	172,426,849.67	21.57
76—80	452	235,854,076.82	29.51
81—85	1	464,142.31	0.06
86—90	6	2,828,721.33	0.35
91—95	7	1,866,686.44	0.23
Total	1,328	$799,243,529.49	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
560—579	2	$1,609,449.48	0.20%
580—599	25	7,723,598.47	0.97
600—619	25	9,763,290.45	1.22
620—639	45	16,264,794.98	2.04
640—659	81	36,781,930.42	4.60
660—679	111	54,764,022.29	6.85
680—699	209	128,135,185.33	16.03
700—719	166	107,730,079.08	13.48
720—739	213	138,230,437.09	17.30
740—759	170	112,435,473.63	14.07
760—779	146	97,183,709.18	12.16
780—799	114	73,079,093.92	9.14
800 >=	21	15,542,465.17	1.94
Total	1,328	$799,243,529.49	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	263	$123,719,587.38	15.48%
Reduced	1,065	675,523,942.11	84.52
Total	1,328	$799,243,529.49	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	275	$155,936,981.69	19.51%
Owner Occupied	990	608,019,079.88	76.07
Second Home	63	35,287,467.92	4.42
Total	1,328	$799,243,529.49	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	75	$40,792,981.85	5.10%
Condo	155	79,050,657.27	9.89
Co-op	7	3,196,579.15	0.40
Single Family	1,089	675,578,011.47	84.53
Townhouse	2	625,299.75	0.08
Total	1,328	$799,243,529.49	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	520	$330,655,154.21	41.37%
Refi—Cash Out	643	354,845,754.13	44.40
Refi—No Cash Out	165	113,742,621.15	14.23
Total	1,328	$799,243,529.49	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	414	$264,185,322.43	33.05%
12	703	425,393,290.09	53.22
30	10	6,071,597.64	0.76
36	128	63,615,291.88	7.96
Expired Prepayment Penalty Term	73	39,978,027.45	5.00
Total	1,328	$799,243,529.49	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	23	$13,124,266.93	1.64%
CA	905	577,242,159.28	72.22
CO	11	6,716,360.29	0.84
CT	10	5,193,156.21	0.65
DC	5	4,244,309.59	0.53
DE	1	94,360.23	0.01
FL	99	43,505,005.58	5.44
GA	4	1,553,998.67	0.19
ID	1	446,523.16	0.06
IL	31	15,792,805.21	1.98
MA	19	10,946,974.83	1.37
MD	9	3,172,815.73	0.40
MI	7	2,531,876.50	0.32
MN	4	2,243,088.79	0.28
MO	1	105,361.89	0.01
NC	3	1,189,877.23	0.15
NH	4	1,726,228.64	0.22
NJ	30	21,889,038.80	2.74
NV	18	8,365,343.98	1.05
NY	61	36,942,984.49	4.62
OH	6	1,619,538.57	0.20
OR	6	3,367,347.26	0.42
PA	6	1,994,397.58	0.25
RI	1	671,250.00	0.08
TX	11	4,736,012.78	0.59
UT	3	2,671,071.32	0.33
VA	19	10,893,432.87	1.36
WA	27	15,993,792.28	2.00
WI	3	270,150.80	0.03
Total	1,328	$799,243,529.49	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	820	$543,065,741.10	67.95%
15.00 or less	18	10,905,696.83	1.36
15.01—20.00	23	12,288,791.07	1.54
20.01—25.00	40	19,469,722.73	2.44
25.01—30.00	52	27,171,153.73	3.40
30.01—35.00	63	36,525,443.34	4.57
35.01—40.00	86	44,926,618.49	5.62
40.01—45.00	92	44,099,420.83	5.52
45.01—50.00	74	32,961,845.16	4.12
50.01—55.00	45	18,759,184.87	2.35
55.01—60.00	9	5,066,304.27	0.63
60.01 >=	6	4,003,607.07	0.50
Total	1,328	$799,243,529.49	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the group 1 mortgage loans (exclusive of the data not compiled) was approximately 36.884%.

With respect to the data not compiled for the group 1 mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,268	$762,614,359.31	95.42%
60.00 or less	8	5,515,487.29	0.69
60.01—65.00	3	2,068,410.33	0.26
65.01—70.00	3	2,726,594.39	0.34
70.01—75.00	6	4,573,635.25	0.57
75.01—80.00	4	3,077,703.74	0.39
80.01—85.00	7	3,988,849.00	0.50
85.01—90.00	29	14,678,490.18	1.84
Total	1,328	$799,243,529.49	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the group 1 mortgage loans (exclusive of mortgage loans with no second lien) was approximately 77.58%

WaMu Mortgage Pass-Through Certificates
Series 2006-AR4 Group 2
Mortgage Loans
Preliminary Collateral Information As of 04/01/06

TOTAL CURRENT BALANCE	$89,224,471
TOTAL ORIGINAL BALANCE	$89,053,644

NUMBER OF LOANS	219

			Minimum		Maximum
AVG CURRENT BALANCE	$407,418		$26,492		$1,496,956
AVG ORIGINAL BALANCE	$406,638		$26,400		$1,500,000

WAVG GROSS COUPON	6.23%		1.85%		8.35%
WAVG GROSS MARGIN	3.06%		2.05%		5.00%
WAVG MAX INT RATE	10.05%		9.80%		12.35%

WAVG CURRENT LTV	70.03%		30.42%		90.37%

WAVG FICO SCORE	730		552		809

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	123%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	376	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	369	Month(s)	316	Month(s)	480	Month(s)
WAVG SEASONING	7	Month(s)	0	Month(s)	44	Month(s)

NZ WAVG PREPAY TERM	19	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(56.29%),MA(10.23%),NJ(4.65%)
MAXIMUM CA ZIPCODE	2.95%

FIRST PAY DATE			September 1,2002		May 1,2006

RATE CHANGE DATE			May 1,2006		May 1,2006

MATURITY DATE			August 1,2032		April 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	219	$89,224,470.91	100.00%
Total	219	$89,224,470.91	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	10	$692,703.98	0.78%
100,001—200,000	34	5,292,684.70	5.93
200,001—300,000	51	12,509,419.75	14.02
300,001—400,000	36	12,391,252.93	13.89
400,001—500,000	30	13,417,608.86	15.04
500,001—600,000	22	12,231,557.08	13.71
600,001—700,000	13	8,482,631.89	9.51
700,001—800,000	4	3,009,473.82	3.37
800,001—900,000	3	2,554,864.99	2.86
900,001—1,000,000	6	5,766,596.43	6.46
1,000,001—1,100,000	2	2,024,321.33	2.27
1,100,001—1,200,000	1	1,192,546.99	1.34
1,200,001—1,300,000	1	1,260,537.77	1.41
1,300,001—1,400,000	3	4,063,644.10	4.55
1,400,001—1,500,000	3	4,334,626.29	4.86
Total	219	$89,224,470.91	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 4.000	5	$3,659,600.00	4.10%
5.251—5.500	1	629,704.50	0.71
5.501—5.750	3	791,969.37	0.89
5.751—6.000	15	6,822,565.27	7.65
6.001 >=	195	77,320,631.77	86.66
Total	219	$89,224,470.91	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.001—2.250	2	$859,672.64	0.96%
2.251—2.500	4	1,794,724.68	2.01
2.501—2.750	31	14,199,485.15	15.91
2.751—3.000	105	49,285,048.69	55.24
3.001—3.250	13	4,639,068.05	5.20
3.251—3.500	21	6,573,689.57	7.37
3.501—3.750	9	2,487,670.09	2.79
3.751—4.000	19	5,379,987.06	6.03
4.001 >=	15	4,005,124.98	4.49
Total	219	$89,224,470.91	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	162	$71,450,850.97	80.08%
10.001—10.250	12	5,596,869.05	6.27
10.251—10.500	10	1,287,294.11	1.44
10.501—10.750	10	3,103,627.62	3.48
10.751—11.000	9	3,690,797.86	4.14
11.001 >=	16	4,095,031.30	4.59
Total	219	$89,224,470.91	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	193	$77,343,084.92	86.68%
480	26	11,881,385.99	13.32
Total	219	$89,224,470.91	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	33	$14,403,608.09	16.14%
125	186	74,820,862.82	83.86
Total	219	$89,224,470.91	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
311—320	1	$114,267.71	0.13%
331—340	12	3,037,700.68	3.40
341—350	44	13,506,728.38	15.14
351—360	136	60,684,388.15	68.01
451—460	1	598,263.66	0.67
461—470	2	1,486,803.36	1.67
471—480	23	9,796,318.97	10.98
Total	219	$89,224,470.91	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	5	$3,659,600.00	4.10%
1—6	130	55,169,521.35	61.83
7—12	33	14,594,151.49	16.36
13 >=	51	15,801,198.07	17.71
Total	219	$89,224,470.91	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
31—35	2	$944,206.64	1.06%
36—40	1	476,182.80	0.53
41—45	2	748,392.58	0.84
46—50	3	1,474,100.29	1.65
51—55	12	4,908,457.91	5.50
56—60	11	3,511,776.10	3.94
61—65	31	14,838,650.77	16.63
66—70	33	11,462,029.04	12.85
71—75	30	11,582,867.84	12.98
76—80	59	25,787,982.03	28.90
81—85	34	13,062,388.38	14.64
91—95	1	427,436.53	0.48
Total	219	$89,224,470.91	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
31—35	2	$944,206.64	1.06%
36—40	1	476,182.80	0.53
41—45	2	748,392.58	0.84
46—50	3	1,474,100.29	1.65
51—55	11	4,794,190.20	5.37
56—60	13	3,852,264.30	4.32
61—65	34	15,532,668.34	17.41
66—70	41	16,236,878.56	18.20
71—75	46	16,532,169.73	18.53
76—80	65	28,205,980.94	31.61
86—90	1	427,436.53	0.48
Total	219	$89,224,470.91	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
540—559	2	$456,043.91	0.51%
560—579	1	120,698.72	0.14
580—599	1	70,998.60	0.08
600—619	1	233,985.90	0.26
620—639	1	300,461.09	0.34
640—659	7	2,792,890.43	3.13
660—679	22	6,457,386.09	7.24
680—699	29	12,490,680.15	14.00
700—719	31	11,779,806.29	13.20
720—739	29	11,678,748.42	13.09
740—759	34	15,784,624.80	17.69
760—779	35	16,093,893.66	18.04
780—799	20	8,761,033.07	9.82
800 >=	6	2,203,219.78	2.47
Total	219	$89,224,470.91	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	27	$14,702,137.72	16.48%
Reduced	192	74,522,333.19	83.52
Total	219	$89,224,470.91	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	46	$13,042,984.61	14.62%
Owner Occupied	153	69,596,238.33	78.00
Second Home	20	6,585,247.97	7.38
Total	219	$89,224,470.91	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	20	$7,883,152.63	8.84%
Condo	35	11,216,405.66	12.57
Single Family	164	70,124,912.62	78.59
Total	219	$89,224,470.91	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	88	$41,355,303.06	46.35%
Refi—Cash Out	103	36,904,892.16	41.36
Refi—No Cash Out	28	10,964,275.69	12.29
Total	219	$89,224,470.91	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	65	$33,652,515.14	37.72%
12	72	32,788,326.16	36.75
30	34	8,813,331.06	9.88
36	39	10,146,283.63	11.37
Expired Prepayment Penalty Term	9	3,824,014.92	4.29
Total	219	$89,224,470.91	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	5	$1,863,716.98	2.09%
CA	92	50,223,471.23	56.29
CO	4	722,670.93	0.81
CT	2	1,891,519.81	2.12
DC	2	921,548.31	1.03
DE	1	507,000.60	0.57
FL	14	3,895,302.29	4.37
GA	1	91,702.85	0.10
IL	2	852,729.07	0.96
MA	35	9,124,617.00	10.23
MD	13	3,200,412.69	3.59
MI	1	278,076.58	0.31
MN	2	457,641.76	0.51
NH	3	552,649.99	0.62
NJ	14	4,148,553.81	4.65
NM	1	337,564.88	0.38
NV	3	2,298,235.89	2.58
NY	9	3,048,777.25	3.42
OH	2	453,928.81	0.51
OR	2	333,153.45	0.37
RI	1	233,419.01	0.26
SC	1	1,192,546.99	1.34
TX	1	96,896.78	0.11
VA	4	1,836,405.89	2.06
WA	2	414,368.54	0.46
WI	2	247,559.52	0.28
Total	219	$89,224,470.91	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	15	$9,064,714.41	10.16%
15.00 or less	11	4,713,618.49	5.28
15.01—20.00	9	3,040,304.57	3.41
20.01—25.00	16	6,453,080.89	7.23
25.01—30.00	41	14,333,689.03	16.06
30.01—35.00	41	15,941,663.84	17.87
35.01—40.00	35	14,705,078.38	16.48
40.01—45.00	26	9,463,216.52	10.61
45.01—50.00	15	7,391,116.64	8.28
50.01—55.00	8	3,516,349.28	3.94
55.01—60.00	2	601,638.86	0.67
Total	219	$89,224,470.91	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the group 2 mortgage loans (exclusive of the data not compiled) was approximately 33.797%.

With respect to the data not compiled for the group 2 mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	189	$72,989,184.97	81.80%
60.00 or less	1	699,645.37	0.78
60.01—65.00	1	650,280.68	0.73
65.01—70.00	1	411,593.33	0.46
70.01—75.00	1	463,034.89	0.52
75.01—80.00	2	1,546,706.98	1.73
80.01—85.00	1	593,747.54	0.67
85.01—90.00	23	11,870,277.15	13.30
Total	219	$89,224,470.91	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the group 2 mortgage loans (exclusive of mortgage loans with no second lien) was approximately 84.82%